As filed with the Securities and Exchange Commission on March 10, 2015
Registration No. 333-202288

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Richard D. Horn
General Counsel
11921 Freedom Drive, Suite 250	11921 Freedom Drive, Suite 250
Reston, Virginia 20190	Reston, Virginia 20190
(703) 840-2421	(703) 840-2421
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John R. Brantley
Bracewell and Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Phone: (713) 221-1301
Facsimile: (713) 221-2112

Approximate date of commencement of proposed sale of the securities to the public: From time to time, in one or more offerings, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
WashingtonFirst Bankshares, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-202288) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to this Amendment, the exhibit index, the re-filed Exhibit 5.1 and the accountant’s consent on Exhibit 23.2. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. Exhibits.
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, State of Virginia on March 10, 2015.

WASHINGTONFIRST BANKSHARES, INC.
(Registrant)

March 10, 2015	/s/ Shaza L. Andersen
Date	Shaza L. Andersen
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date
/s/ Shaza L. Anderson	Chief Executive Officer (principal executive officer and director)	March 10, 2015
Shaza L. Andersen

/s/ Matthew R. Johnson	Chief Financial Officer (principal financial officer and principal accounting officer)	March 10, 2015
Matthew R. Johnson

*	Director	March 10, 2015
Charles E. Andrews

*	Chairman of the Board	March 10, 2015
Joseph S. Bracewell

*	Director	March 10, 2015
George W. Connors, IV

*	Director	March 10, 2015
Josephine S. Cooper

*	Director	March 10, 2015
Hon. John H. Dalton

*	Director	March 10, 2015
Donald W. Fisher

*	Director	March 10, 2015
Richard D. Horn

*	Director	March 10, 2015
D. Mark Lowers

*	Director	March 10, 2015
John J. Mahoney

*	Director	March 10, 2015
Juan A. Mencia

*	Director	March 10, 2015
Larry D. Meyers

*	Director	March 10, 2015
Mark C. Michael

*	Director	March 10, 2015
Madhu K. Mohan, M.D.

*	Director	March 10, 2015
Ken Morrissette

*	Director	March 10, 2015
James P. Muldoon

*	Director	March 10, 2015
William C. Oldaker

*	Director	March 10, 2015
Jon M. Peterson

*	Director	March 10, 2015
Randall S. Peyton

*	Director	March 10, 2015
Hon. Joe R. Reeder

*	Director	March 10, 2015
William G. Reilly

*	Director	March 10, 2015
Gail R. Steckler

*	Director	March 10, 2015
Gen. (Ret.) Johnnie E Wilson

*By: /s/ Shaza Anderson
Attorney-in-Fact

Pursuant to the Power of Attorney previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1†
Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (incorporated by reference herein to Appendix A to Amendment No. 3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on November 9, 2012 (File No. 333-183255)).

2.2
Amendment No. 1, dated August 9, 2012, to the Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (incorporated by reference herein to Appendix A to Amendment No. 3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on November 9, 2012 (File No. 333-183255)).

3.1
Articles of Incorporation of WashingtonFirst Bankshares, Inc. filed February 25, 2009, as amended (incorporated by reference herein to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on December 21, 2012 (File No. 001-35768)).

3.2
Articles of Amendment to the Articles of Incorporation of WashingtonFirst Bankshares, Inc. filed January 28, 2013 (incorporated by reference herein to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on February 6, 2013 (File No. 001-35768)).

3.3
Bylaws of WashingtonFirst Bankshares, Inc. adopted February 25, 2009 (incorporated by reference herein to Exhibit 3.7 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on August 13, 2012 (File No. 333-183255)).

4.1
Certificate of Designations relating to WashingtonFirst Bankshares, Inc. Senior Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference herein to part of Exhibit 3.5 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on August 13, 2012 (File No. 333-183255)).

4.2†
Securities Purchase Agreement dated August 14, 2011 by and between WashingtonFirst Bankshares, Inc. and the United States Department of the Treasury (incorporated by reference herein to Exhibit 4.3 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on February 5, 2015 (File No. 333-201897)).

4.3*	Form of certificate representing shares of WashingtonFirst Bankshares, Inc.’s Senior Non-Cumulative Perpetual Preferred Stock, Series D.

4.4
Registration Rights Agreement dated as of December 30, 2014, by and among WashingtonFirst Bankshares, Inc., Castle Creek Partners IV, L.P., Ithan Creek Investors USB, LLC,Banc Fund VII L.P., Banc Fund VIII L.P., Banc Fund IX L.P., Basswood Opportunity Partners, L.P., Basswood Opportunity Fund, Inc., Basswood Financial Fund, L.P., Basswood Financial Fund, Inc. (A), Basswood Financial Long Only Fund, L.P. and Castle Creek Capital Partners IV, L.P. (incorporated herein by reference to Exhibit 99.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

5.1**	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1**	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2**	Consent of BDO USA, LLP, independent registered accounting firm of WashingtonFirst Bankshares, Inc.

24.1*	Powers of Attorney (included on the signature page of this registration statement filed February 25, 2015).

*	Previously filed.

**	Filed herewith.

†	The schedules to this agreement have been omitted for this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the SEC upon request.